UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2019

Commission File Number 001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	BMRC	Nasdaq Capital Market

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Departure of Executive Officer As previously disclosed by Bank of Marin, a wholly owned subsidiary of Bank of Marin Bancorp (Nasdaq: BMRC), in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2019, James S. Kimball, who previously served as Executive Vice President and Chief Operating Officer, resigned from Bank of Marin on June 19, 2019.

On July 25, 2019, Bank of Marin entered into a Waiver and Release Agreement with Mr. Kimball defining the terms of his severance from Bank of Marin. Under the terms of the Waiver and Release Agreement, which became binding on July 25, 2019, Bank of Marin has agreed to pay Mr. Kimball a lump sum severance payment of $279,740 and will pay a lump sum equal to Employee's cost for 6 months of COBRA coverage for his health insurance. Additionally, Mr. Kimball agreed to a release of all claims against Bank of Marin and its affiliates and shareholders, including claims arising out of, or in connection with, his employment other than claims which cannot be released as a matter of law. The foregoing summary of Mr. Kimball's Waiver and Release Agreement is qualified in its entirety by reference to the complete text of the Waiver and Release Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Description

10.1	Waiver and Release Agreement by and between James Kimball and Bank of Marin, dated as of July 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2019	BANK OF MARIN BANCORP

	by:	/s/ Tani Girton__________
Tani Girton
Executive Vice President and
Chief Financial Officer